CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Post-Effective  Amendment No. 39 to  Registration
Statement No. 2-75812 of Centennial  Government Trust on Form N-1A of our report dated August 15, 2005,  appearing in the  Statement of  Additional  Information, which is part of such Registration  Statement,  and to the reference to us under the headings "Independent Registered Public Accounting Firm" in the Statement of
Additional  Information and "Financial  Highlights" in the Prospectus,  which is also part of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
October 13, 2005